UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2006

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 6, 2006, Pacific Mercantile Bank, the registrant’s wholly-owned subsidiary (the Bank”) entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”), with Raymond E. Dellerba, its President and Chief Executive Officer (“Mr. Dellerba”). The Amended Employment Agreement, which was made effective as of January 1, 2006, supersedes an Employment Agreement dated as of April 23, 1999 between the Bank and Mr. Dellerba (the “Original Employment Agreement”), pursuant to which the Bank employed Mr. Dellerba as its President and Chief Executive Officer.

The principal purposes of the Amended Employment Agreement were to (i) extend the fixed portion of the term of Mr. Dellerba’s employment with the Bank to December 31, 2008 and (ii) add provisions and make certain changes to the Original Employment Agreement to bring it into compliance with the applicable provisions of Section 409A of the Internal Revenue Code, effective as of January 1, 2006, the date on which Section 409A became effective. The Amended Agreement also sets Mr. Dellerba’s base salary for the calendar year ending 2006 at $412,500 and amends the arbitration provisions in that Agreement. In all other material respects, the Amended Agreement is substantially similar to the Original Employment Agreement.

The foregoing description of the Amended Agreement is qualified by reference to that Agreement, a copy of which is attached as Exhibit 10.1 to and made a part of this Current Report on Form 8-K.

Pursuant to the Amended Employment Agreement, the Bank amended and restated an existing Supplemental Executive Retirement Plan for Mr. Dellerba (the “Retirement Plan”). The principal purpose of the amendment and restatement was to bring the Retirement Plan into conformity with the new Section 409A of the Internal Revenue Code. The amendment also added an arbitration provision to the Plan. In all other material respects, the Retirement Plan, and the benefits payable thereunder to Mr. Dellerba, remain unchanged. A copy of the amended and restated Retirement Plan is attached as Exhibit 10.2 to and made a part of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On April 7, 2006, we entered into a stock purchase agreement that provides for the sale by us of all of the stock of PMB Securities Corp. (“PMB Securities”), our wholly-owned retail securities brokerage subsidiary, to its President, Gary D. Cohee. The purchase price that is payable to us for PMB Securities is $220,000, which is subject to certain closing adjustments that are not expected to materially change that price. Consummation of the sale of PMB Securities is subject to satisfaction of certain conditions, including the obtaining of any required third party consents. It is currently anticipated that the sale will be consummated in the second quarter of this year.

We have no plans to offer retail securities brokerage services following completion of this sale.

In accordance with General Instruction B-2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, between Pacific Mercantile Bank and Raymond E. Dellerba, entered into on April 6, 2006 and made effective as of January 1, 2006.

10.2	Amended and Restated Supplemental Executive Retirement Plan for Raymond Dellerba.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: April 12, 2006	By:	/S/ NANCY GRAY
Nancy Gray, Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, between Pacific Mercantile Bank and Raymond E. Dellerba, entered into on April 6, 2006 and made effective as of January 1, 2006.

10.2	Amended and Restated Supplemental Executive Retirement Plan for Raymond Dellerba.

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